UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2009

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 3050

Denver, Colorado 80203

Registrant’s telephone number, including area code:  (303) 839-5060

Former name:  Apex Silver Mines Limited

Walker House

Mary Street

George Town, Grand Cayman

Cayman Islands, British West Indies

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 12, 2009, Apex Silver Mines Limited (“Apex Silver”) and its wholly-owned subsidiary, Apex Silver Mines Corporation (“ASMC”), filed voluntary petitions for reorganization relief under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”). A Joint Plan of Reorganization, as supplemented by the Plan Supplement filed with the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on February 26, 2009 and the Amended Plan Supplement filed with the Bankruptcy Court on March 4, 2009 (collectively, the “Plan”), was approved by the Bankruptcy Court on March 4, 2009.  On March 24, 2009, Apex Silver emerged from Chapter 11 protection as a Delaware corporation named Golden Minerals Company, the successor to Apex Silver for purposes of reporting under the U.S. federal securities laws (the “Company” or “Golden Minerals”). The common stock of Golden Minerals is expected to commence trading over-the-counter (OTC) in early April 2009.

This Current Report on Form 8-K serves as notice that Golden Minerals is the successor issuer to Apex Silver pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to paragraph (a) of Rule 12g-3, the Common Stock is deemed registered under Section 12(g) of the Exchange Act.

Item 1.01                     Entry into a Material Definitive Agreement.

The Plan became effective on March 24, 2009 (the “Effective Date”).  On the Effective Date, Apex Silver consummated the sale to Sumitomo Corporation (“Sumitomo”) of Apex Silver’s direct and indirect interests in the San Cristóbal mine, including its 65% interest in its Bolivian subsidiary, Minera San Cristóbal, S.A. (“MSC”), for a cash purchase price of $27.5 million, plus $2.5 million in expense reimbursements and the assumption of certain liabilities.  The sale was completed pursuant to the Purchase and Sale Agreement dated January 12, 2009 (the “Purchase Agreement”), among Apex Silver, certain wholly-owned subsidiaries of Apex Silver, Sumitomo and one of Sumitomo’s wholly-owned subsidiaries.

The information provided under the heading “Change of Control Agreements” in Item 5.02 (e) is incorporated by reference into this Item 1.01.

Management Services Agreement

In connection with the effectiveness of the Plan and the consummation of the Purchase Agreement on the Effective Date, ASMC entered into a Management Services Agreement (the “Management Agreement”) with MSC and Apex Metals Marketing GmbH.  Under the Management Agreement, ASMC will provide management services including, for example, management of technical and operating activities, administrative support, information technology and local community relations. ASMC will also provide logistics and marketing services for a three-month transitional period following the Effective Date.  Certain services, such as lobbying, governmental relations and tax planning, are not included in the services to be provided under the Management Agreement.  ASMC will be paid an annual fee of approximately $6 million, plus approximately $3.5 million to cover the cost of administering certain programs for the expatriate employees of MSC, and will be eligible to receive an annual incentive fee of up to $1.5 million based on achievement of certain negotiated performance targets.

The Management Agreement will have an initial term of 12 months and thereafter may be terminated by ASMC with 12 months’ prior notice or by Sumitomo with six months’ prior notice.  If terminated by Sumitomo, ASMC would be entitled to a $1.0 million termination fee.  ASMC would not be required to pay a termination fee.

The foregoing description of the Management Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Indemnification Agreements

On the Effective Date, Golden Minerals entered into an indemnification agreement with each of its directors and officers (each, an “Indemnification Agreement” and collectively, the “Indemnification Agreements”).  As provided in the Indemnification Agreements, Golden Minerals has agreed to indemnify each of its directors and officers to the fullest extent permitted by law if he or she is made, or threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding by reason of his or her affiliation with the Company.  The Indemnification Agreements also provide for the advancement of expenses incurred in defending or participating in any proceeding in advance of its final disposition so long as the indemnitee follows various procedures prescribed by the relevant Indemnification Agreement.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the agreements, the form of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.  The Indemnification Agreements replace the similar agreements previously entered into by Apex Silver with its directors and officers.

Item 1.02                     Termination of a Material Definitive Agreement.

Amendment to Open Pit Contract Mining Services Agreement

In connection with the effectiveness of the Plan and the consummation of the Purchase Agreement on the Effective Date, MSC entered into an amendment to the Open Pit Contract Mining Services Agreement with Washington Group Bolivia S.R.L (the “Mining Services Agreement”) pursuant to which Apex Silver’s guaranty in favor of Washington Group Bolivia S.R.L was terminated and released.

4.0% and 2.875% Convertible Senior Subordinated Notes due 2024

The obligations of Apex Silver under the 4.0% Convertible Senior Subordinated Notes due 2024 and the 2.875% Convertible Senior Subordinated Notes due 2024 (collectively, the “Subordinated Notes”) were cancelled and extinguished as of the Effective Date in accordance with the Plan.  As provided in the Plan, because the class of holders of Subordinated Notes voted to accept the Plan, the former holders of the Subordinated Notes shall receive a pro rata distribution of (i) common stock, par value $0.01 per share, of Golden Minerals (“Common Stock”) and (ii) approximately $45 million in cash.  Pursuant to the Plan, initial distributions of Common Stock and cash to holders of Subordinated Notes have been made by mandatory exchange as of the Effective Date.  The former holders of Subordinated Notes may be entitled to subsequent distributions of (i) Common Stock in the event that certain general unsecured creditors elect to receive cash rather than Common Stock as permitted under the Plan, and (ii) other cash or cash equivalents held by the Company in excess of the sum of $15 million plus amounts to pay for accrued liabilities at March 31, 2009 and certain projected reorganization expenses that will be incurred after March 31, 2009.

San Cristóbal Project Finance Facility

In connection with the effectiveness of the Plan and the consummation of the Purchase Agreement on the Effective Date, Sumitomo and the other senior lenders under the San Cristóbal project finance facility (the “Project Finance Facility”) and related agreements have waived and released Apex Silver, Golden Minerals and their affiliates other than MSC and Apex Metals Marketing GmbH (“AMM”) from all liabilities associated with the amounts outstanding under the Project Finance Facility.  As a result, the following agreements were terminated on the Effective Date and Apex Silver, Golden Minerals and their affiliates other than MSC and AMM were released from all obligations thereunder:

(i)                         the Sponsor Pledge and Agreement, dated December 1, 2005, between Apex Silver and JPMorgan Chase Bank, N.A., as Collateral Agent (the “Sponsor Pledge and Agreement”);

(ii)                      the Completion Agreement, dated December 1, 2005, among Apex Silver, BNP Paribas, Barclays Capital PLC and JPMorgan Chase Bank, N.A. (the “Completion Agreement”);

(iii)                   the Loan Agreement, dated December 1, 2005, between MSC, a consortium of lenders named therein, and BNP Paribas, as Administrative Agent;

(iv)                  the Loan Agreement, dated December 1, 2005, between MSC and Corporación Andina de Fomento;

(v)                     the Common Security Agreement, dated December 1, 2005, by and among MSC, Apex Silver, certain of its wholly-owned subsidiaries, BNP Paribas as Administrative Agent (“BNP”), Barclays Capital as Technical Agent (“Barclays”), Corporación Andina de Fomento, as Senior Lender, JPMorgan Chase Bank, N.A., as Collateral Agent (the “Collateral Agent”) and Securities Intermediary, the Senior Lenders named therein and the Hedge Banks named therein (the “CSA”);

(vi)                  the Omnibus Amendment to the CSA, dated September 20, 2006, by and among Apex Silver, certain of its wholly-owned subsidiaries, BNP Paribas as Administrative Agent (“BNP”), Barclays Capital as Technical Agent (“Barclays”), Corporación Andina de Fomento, as Senior Lender, JPMorgan Chase Bank, N.A., as Collateral Agent (the “Collateral Agent”) and Securities Intermediary, the Senior Lenders named therein and the Hedge Banks named therein;

(vii)               the Second Omnibus Amendment to the CSA, dated September 4, 2007, by and among Apex Silver, MSC, Comercial Metales Blancos, SC Minerals Aktiebolag, Sumitomo, BNP Paribas, as Administrative Agent, Barclays Capital (as Technical Agent), Corporación Andina de Fomento, as Senior Lender,  JPMorgan Chase Bank, N.A., as Collateral Agent and Securities Intermediary, the Senior Lenders named therein and the Hedge Banks named therein;

(viii)            the Fourth Omnibus Amendment to the CSA, dated December 17, 2008, between MSC, the lenders party to the CSA, Sumitomo, and certain of Sumitomo’s subsidiaries;

(ix)                    the Fifth Omnibus Amendment to the CSA, dated December 17, 2008, between MSC, the lenders party to the CSA, Sumitomo, and certain of Sumitomo’s subsidiaries; and

(x)                       the Loan Agreement, dated August 11, 2008, between MSC and SC Minerals Aktiebolag.

Senior Secured DIP Financing Facility

In connection with the effectiveness of the Plan and the consummation of the Purchase Agreement on the Effective Date, Apex Silver and Sumitomo terminated the Secured, Super-Priority Debtor-in-Possession Credit and Security Agreement dated January 20, 2009 (the “DIP Financing Facility”).  Apex Silver had borrowed $6.5 million under the DIP Financing Facility, all of which was used to fund Apex Silver’s 65% share of working capital required by the San Cristóbal mine.  At the Effective Date, Sumitomo waived and released Apex Silver and Golden Minerals from any liability associated with amounts outstanding under the DIP Financing Facility.

MSC Shareholders Agreement

In connection with the effectiveness of the Plan and the consummation of the Purchase Agreement on the Effective Date, the MSC Shareholders Agreement, dated September 25, 2006 by and among Apex Silver Mines Sweden AB, Apex Luxembourg S.a r.l., Gotlex Lageraktiebolag nr. 451, and MSC (the “Shareholders Agreement”), was terminated.  The Shareholders Agreement had set forth the parties’ agreement on the financing, operation and management of MSC, their rights and obligations relative to MSC and the San Cristóbal mine and the rights, responsibilities and obligations by and among themselves.  The parties entered into a termination and release agreement by which all parties waived and released any obligations or future claims with respect to the Shareholders Agreement.

Item 2.01                     Completion of Acquisition or Disposition of Assets.

On the Effective Date, Apex Silver consummated the sale to Sumitomo of Apex Silver’s direct and indirect interests in the San Cristóbal mine, including its 65% interest in MSC for a cash purchase price of $27.5 million, plus $2.5 million in expense reimbursements and the assumption of certain liabilities.  The sale was completed pursuant to the Purchase Agreement.

Also on the Effective Date, all assets then held by Apex Silver other than a $50,000 liquidation reserve were transferred to Golden Minerals, free and clear of all liens, claims and encumbrances under Section 363(f) of the Bankruptcy Code.

See Item 9.01 for pro forma financial information regarding the disposition of Apex Silver’s direct and indirect interests in the San Cristóbal mine.

Item 3.02                  Unregistered Sales of Equity Securities.

Pursuant to the Plan, as of the Effective Date, the Subordinated Notes were cancelled in exchange for a pro rata distribution of (i) Common Stock of Golden Minerals, and (ii) approximately $45 million in cash.  Each holder of Subordinated Notes received approximately 10.3 shares of Common Stock per $1,000 principal amount of Subordinated Notes.  A total of 2,987,735 shares of Common Stock were distributed to the holders of the Subordinated Notes as of the Effective Date.  In addition, 12,265 shares of Common Stock have been reserved for potential future issuance in exchange for certain unsecured claims of creditors of Apex Silver.  If such reserved shares are not issued to general unsecured creditors under the Plan, they will be issued to the former holders of the Subordinated Notes in a subsequent distribution.

Pursuant to the Plan and the Bankruptcy Court’s order confirming the Plan, the issuance of Common Stock and the exchange of new Common Stock for the Subordinated Notes and general unsecured claims are exempt from registration under state and federal securities laws as permitted under Section 1145 of the Bankruptcy Code.

Item 3.03                  Material Modification to Rights of Security Holders.

The information provided under the heading “4.0% and 2.875% Convertible Senior Subordinated Notes due 2024” in Item 1.02 is incorporated by reference into this Item 3.03.

Under the Plan, equity holders of Apex Silver will receive no recovery.  Apex Silver expects that all outstanding ordinary shares of Apex Silver will be cancelled pursuant to a compulsory liquidation proceeding under Cayman Islands law.

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Apex Silver Directors

                The directors of Apex Silver are expected to resign prior to its liquidation, which is pending under Cayman Islands law.

(c)           Principal Officers of Golden Minerals Company

                On March 24, 2009, the Company’s board of directors appointed Jeffrey G. Clevenger as the Company’s principal executive officer and President, Terry L. Owen as the Company’s principal operating officer, and Robert P. Vogels as the Company’s principal financial officer and principal accounting officer.  Biographical information regarding the appointed principal officers follows:

                Jeffrey G. Clevenger.  Mr. Clevenger was elected to serve as a director and appointed as Apex Silver’s President and Chief Executive Officer in October 2004 and as Golden Minerals President and Chief Executive Officer on March 24, 2009. Mr. Clevenger worked as an independent consultant from 1999 when Cyprus Amax Minerals Company, his previous employer, was sold until he joined us in 2004. Mr. Clevenger served as Senior Vice President and Executive Vice President of Cyprus Amax Minerals Company from 1993 to 1998 and 1998 to 1999, respectively, and as President of Cyprus Climax Metals Company and its predecessor, Cyprus Copper Company, a large integrated producer of copper and molybdenum with operations in North and South America, from 1993 to 1999. He was Senior Vice President of Cyprus Copper Company from August 1992 to January 1993. From 1973 to 1992, Mr. Clevenger held various technical, management and executive positions at Phelps Dodge Corporation, including President and General Manager of Phelps Dodge Morenci, Inc.  He is a Member of the American Institute of Mining, Metallurgical and Petroleum Engineers and the Metallurgical Society of America.  Mr. Clevenger holds a B.S. in Mining Engineering with Honors from the New Mexico Institute of Mining and Technology and is a graduate of the Advanced International Senior Management Program of Harvard University.

                Terry L. Owen.  Mr. Owen was named Senior Vice President and Chief Operating Officer of Golden Minerals on March 24, 2009. Mr. Owen served as Senior Vice President, Project Development of Apex Silver since June 2005 and was named Senior Vice President, Operations and Project Development in November 2007.  Prior to joining Apex Silver, Mr. Owen was an independent consultant from December 2003 through May 2005.  From February 2001 through September 2003, he served as Vice President Capital Projects for INCO Limited.  Prior to that he was employed by Cyprus Amax Minerals Company from 1995 to 2000, in various positions, including Vice President Project Development.  He also held various positions with Freeport McMoran Inc. from 1980 to 1995, beginning as Assistant General Superintendent of one of Freeport’s mines and rising to the position of Vice President and Assistant General Manager.  Mr. Owen holds a B.Sc. in Mining Engineering from the University of Idaho and is a graduate of the Advanced Senior Management Program of Harvard University.

                Robert P. Vogels.  Mr. Vogels was named Senior Vice President and Chief Financial Officer of Golden Minerals on March 24, 2009. Mr. Vogels served as Controller of Apex Silver since January 2005 and was named Vice President in January 2006.  Prior to joining Apex Silver, Mr. Vogels served as corporate controller for Meridian Gold Company from January 2004 until December 2004. He served as the controller of INCO Limited’s Goro project in New Caledonia from October 2002 to January 2004.  Prior to joining INCO, Mr. Vogels worked from 1985 through October 2002 for Cyprus Amax Minerals Company, which was acquired in 1999 by Phelps Dodge Corp. During that time, he served in several capacities, including as the controller for its El Abra copper mine in Chile from 1997 until March 2002.  Mr. Vogels began his career in public accounting where he earned his CPA certification. He holds a B.Sc. in accounting and an MBA degree from Colorado State University.

(d)                                 Board of Directors of Golden Minerals Company

Pursuant to the Plan, on the Effective Date, the board of directors of Golden Minerals was set at six members.  Golden Minerals’ board of directors is not classified, and under the terms of the Plan and the Company’s bylaws, the initial term of each of the six directors will be no less than 14 months.  Committee assignments for the new board of directors have not yet been determined.

The six directors of Golden Minerals are named below:

Jeffrey G. Clevenger. See Item 5.02(c) for biographical information regarding Mr. Clevenger.

W. Durand Eppler.  Mr. Eppler, age 55, did not previously serve as a director of Apex Silver.  He has over 30 years’ experience in the natural resources industry and serves as Chief Executive Officer of Sierra Partners, LLC, a private investment and advisory firm since he founded it in 2004.  The firm has an exclusive focus on mining, oil and gas and energy resource industries and international experience.  From 1995 to 2004, Mr. Eppler held various positions with Newmont Mining Corporation, the world’s second largest gold producer, and its subsidiaries, including Vice President of Newmont Capital, Ltd. (2002 to August 2004), Vice President, Corporate Development of Newmont Mining Corporation (2001 to 2002), President of Newmont Indonesia (1998 to 2001), and Vice President, Corporate Planning of Newmont Mining Corporation (1995 to 1998).  Prior to joining Newmont, Mr. Eppler served as the Managing Director, Metals & Mining for Chemical Securities, Inc., a subsidiary of Chemical Bank (now JPMorgan Chase), where he was responsible for relationship management, technical support, corporate finance services, credit marketing and transaction execution for clients in the global precious, industrial and energy resources businesses.  He currently serves on the boards of directors of Vista Gold Company, Augusta Resource Corp., and Allied Nevada Gold Corp. and is the Chairman of the board of directors of Northern Energy & Mining Inc.  Mr. Eppler holds a B.A. in Geography & Religion from Middlebury College and an M.S. in Mineral Economics from the Colorado School of Mines.  Mr. Eppler is a member of the Society of Mining Engineers of A.I.M.E. and a member of the Global Leadership Council, College of Business, Colorado State University.

Ian Masterton-Hume.  Mr. Hume, age 58, has served as a director of Apex Silver since April 2007.  He has over 30 years’ experience in the natural resources industry.  Since January 2000, he has been a partner of The Sentient Group, a manager of closed-end private equity funds specializing in global investment in the natural resources sector headquartered in Sydney, Australia, which he also co-founded.  From 1994 to 2000, Mr. Hume served as a consultant to AMP Society’s Private Capital Division, focused on international mining and telecommunications investments primarily in North and South America, Russia and the Pacific Rim.  His experience prior to 1994 includes serving as a consultant to Equatorial Mining in Santiago, Chile, regarding development of its copper assets, and approximately 23 years of investment management and investment banking experience for companies in Australia and the United Kingdom, including Impala Pacific Corporation in Hong Kong, Bain & Company in Sydney, Australia and the Jessel Group of companies in London and South Africa.  He is a director of Andean Resources Ltd. and Norsemont Mining Inc.  Mr. Hume attended both Harrow School (England) and Nice University (France).

Kevin R. Morano.  Mr. Morano, age 55, has served as a director of Apex Silver since 2000.  He has been Managing Principal of KEM Capital LLC, a private equity investment company and provider of management advisory services, since March 2007.  From March 2002 to March 2007, Mr. Morano was employed by Lumenis Ltd., a laser and light-based technology company specializing in medical devices for aesthetic, surgical and ophthalmic applications.  His positions with Lumenis included Chief Financial Officer from March 2002 to August 2004 and Senior Vice President for Marketing and Business Development from May 2004 to March 2007.  Prior to joining Lumenis, Mr. Morano held a number of senior executive positions with major American public companies including a 21 year career at ASARCO Incorporated, a global copper mining company and specialty chemicals and aggregates producer, which was acquired by Grupo Mexico in December 1999. At ASARCO, Mr. Morano served in various senior executive capacities including President and Chief Operating Officer, Executive Vice President and Chief Financial Officer.  He serves as a director of Bear Creek Mining Company.  Mr. Morano holds a B.Sc. in Finance from Drexel University and an M.B.A. from Rider University.

Terry M. Palmer.  Mr. Palmer, age 64, has served as a director of Apex Silver since September 2004.  He has 40 years of financial, management and accounting experience with a particular focus on the mining industry.  Since January 2003, Mr. Palmer has worked on a part-time basis for and is a principal of the CPA firm of Marrs, Sevier & Company LLC.  He spent 36 years at Ernst & Young LLP where he rose from a staff position to partner responsible for audit and advisory services to major international mining companies and serving as the technical consulting partner in the SEC-related business.  Mr. Palmer is a director of Allied Nevada Gold Corp.  Mr. Palmer holds a B.Sc. in Business Administration from Drake University and an M.B.A. from the University of Denver.  He is a certified public accountant and a Member of the American Institute and Colorado Society of Certified Public Accountants.

David Watkins.  Mr. Watkins, age 64, did not previously serve as a director of Apex Silver.  He has over 40 years’ experience in the mining industry, working as a senior executive with major mining companies and junior exploration and development companies.  Mr. Watkins served as President and Chief Executive Officer of Atna Resources, Ltd., a company engaged in the exploration, development and production of gold properties, from 2000 until his recent appointment to Executive Chairman in January 2009.  From 1993 to 1999, Mr. Watkins served as Senior Vice President, Exploration of Cyprus Amax Minerals Company, a producer of commodities such as copper, gold, molybdenum, lithium and coal.  Prior to his employment with Cyprus Amax, Mr. Watkins served as President of Minova Inc., a producer of precious metals and base metals from mining operations in Canada.  Mr. Watkins currently serves on the boards of directors of a number of companies, including Euro Resources S.A., Canplats Resources Corp, Commander Resources Ltd, Golden Goose Exploration Inc. and Maudore Minerals Ltd.  Mr. Watkins holds a B.A. in Geology from Queen’s University at Kingston, an M.S. in Geology from Carleton University, Ottawa and is a graduate of the Executive Business Program from the University of Western Ontario.  Mr. Watkins is a member of the Canadian Institute of Mining and Metallurgy, Geological Association of Canada, Geological Society of Nevada and Prospectors and Developers Association of Canada.

(e)                                  2009 Equity Incentive Plan

In accordance with the Plan, as of the Effective Date, all of the equity incentive plans of Apex Silver and awards granted under them were terminated and the parties to those equity incentive plans received no consideration or recovery under the Plan in respect of such cancelled awards. At the Effective Date, Golden Minerals adopted the 2009 Equity Incentive Plan (the “2009 Plan”).

The purposes of the 2009 Plan are to provide long-term incentives to Golden Minerals’ officers, directors, employees and consultants to exert maximum efforts for the success of Golden Minerals and to attract and retain the services of key individuals.  The 2009 Plan provides that the number of shares of Common Stock that may be issued pursuant to awards under the 2009 Plan shall not exceed in the aggregate 10% of the Company’s outstanding shares of Common Stock, as of the grant date, including without limitation, Common Stock issuable upon exercise of conversion of outstanding warrants, rights, or other exercisable or convertible securities (other than awards under the 2009 Plan).  Initially, 298,773 shares of Common Stock will be available for issuance pursuant to Stock Awards (as defined below) under the 2009 Plan.  Under the 2009 Plan, any shares of Common Stock that have been awarded under grants that then for any reason expire or otherwise terminate shall revert to and again become available for issuance under the 2009 Plan.

The 2009 Plan will terminate no later than March 24, 2019.

The 2009 Plan permits the award of the following three types of equity incentive awards (“Stock Awards”): (i) stock options, (ii) restricted Common Stock, and (iii) share appreciation rights.  Stock Awards, (with the exception of incentive stock options, which may only be granted to employees), may be granted to employees, directors and consultants, but no participant may be granted Stock Awards of more than 150,000 shares of Common Stock during any calendar year.

The foregoing description of the 2009 Plan is qualified in its entirety by reference to the full text of the 2009 Plan, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Change of Control Agreements

On the Effective Date, Golden Minerals entered into a Change of Control Agreement with each of its officers (other than the Assistant Secretary) (collectively, the “Change of Control Agreements”).  The Change of Control Agreements are “double trigger” agreements which provide that payments will be made only if employment is terminated by the Company other than for cause, disability or death or by the executive with good reason within two years following a “change of control” (as defined in the Change of Control Agreements).  Payments under each Change of Control Agreement are based on a multiple of the executive’s salary and target bonus.  The Company’s Chief Executive Officer is entitled to receive three times his salary and target bonus and each of the remaining officers is entitled to receive two times his or her salary and target bonus.

The foregoing description of the Change of Control Agreements is qualified in its entirety by reference to the full text of the agreements, the form of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.  In connection with the execution of the Change of Control Agreements, each Apex Silver named executive officer has agreed to waive any potential payments that could otherwise be due and payable under the similar change of control agreements each had previously entered into with Apex Silver, which are no longer in effect.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Golden Minerals adopted its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”, and together with the Certificate of Incorporation, the “Organizational Documents”) on the Effective Date in accordance with the Plan.

Common Stock

The Certificate of Incorporation authorizes the issuance of an aggregate of 50,000,000 shares of Common Stock.  Each holder of Common Stock will be entitled to one vote per share. Subject to the rights of the holders of any outstanding Preferred Stock (as defined below), all voting rights will be vested in the holders of shares of Common Stock.  Holders of shares of Common Stock will have noncumulative voting rights, which means that the holders of more than 50% of the shares of Common Stock voting for the election of directors will be able to elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Holders of Common Stock will be entitled to receive dividends when, as and if declared by the Company’s board of directors, out of funds legally available for their payment, subject to the rights of holders of any Preferred Stock outstanding. The Bylaws provide that, for a one-year period following the Effective Date, Golden Minerals will not be permitted to declare or pay any dividend in respect of its Common Stock.  Additionally, during the one-year period beginning on March 24, 2010, Golden Minerals will not be permitted to declare or pay any dividend in respect of its Common Stock if, after giving effect to such dividend, the aggregate amount of dividends so declared and paid would exceed $1,500,000.

In the event of Golden Minerals’ voluntary or involuntary liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share equally in any of Golden Minerals’ assets available for distribution after the payment in full of all debts and distributions and after the holders of any series of outstanding Preferred Stock have received their liquidation preferences in full.

Preferred Stock

The Certificate of Incorporation authorizes the issuance of an aggregate of 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of the Effective Date, there are no shares of Preferred Stock outstanding.  Pursuant to the Certificate of Incorporation, the Golden Minerals board of directors will be permitted, from time to time, to direct the issue of shares of Preferred Stock in series and may, at the time of issue, determine the voting powers, full or limited, or without voting powers, and such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends on shares of Common Stock. Holders of Preferred Stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to holders of Common Stock. Under certain circumstances, the issuance of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Golden Minerals’ securities or the removal of incumbent management. Notwithstanding the foregoing, the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock present in person or represented by proxy at a special or annual meeting duly called for purposes of such business will be required for the issuance of any shares of Preferred Stock prior to the later of the date (i) that is 14 months following the Effective Date and (ii) on which Golden Minerals holds its first meeting of stockholders at which directors are elected following the Effective Date (such date, the “Restriction Expiration Date”).

Certain Provisions of the Organizational Documents

The Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent in lieu of a meeting.

The Bylaws provide that an annual meeting of stockholders can only be called pursuant to a resolution of the board of directors and, subject to the rights of holders of Preferred Stock, special meetings of stockholders may be called for any purpose by the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the chairman of the board of directors. In addition, a special meeting of stockholders may be called by stockholders solely for the purpose of removing directors by one or more written requests by the holders of a majority in voting power of the outstanding shares of Common Stock.

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before a special or annual meeting of stockholders, including the proposed removal of directors or nomination of persons for election to the board of directors.

Stockholders at an annual or special meeting will only be able to consider business within the purpose or purposes described in the notice of the meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for such meeting, who is entitled to vote at the meeting and who has given Golden Minerals’ secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.

In addition, the Organizational Documents provide that:

•                                          For a two-year period commencing on the Effective Date, the board of directors of Golden Minerals must be comprised of six members (unless otherwise required by the rules of any stock exchange on which Golden Minerals’ shares are listed), including the Chief Executive Officer and five independent directors, each of whom shall serve an initial term of not less than 14 months.  Stockholders of Golden Minerals may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding Common Stock.  Additionally, stockholders may vote to remove a maximum of two directors without cause by the affirmative vote of the holders of 66-2/3% in voting power of outstanding Common Stock at any time prior to the Restriction Expiration Date; and

•                                          For a two-year period commencing on the Effective Date, Golden Minerals will not be able to enter into any Specified Transaction (as defined below) without (i) the unanimous approval of the board of directors and (ii) the affirmative vote of the holders representing at least 75% of the outstanding shares of capital stock of Golden Minerals entitled to vote generally (considered for this purpose as one class). A “Specified Transaction” means (a) the sale, lease or exchange of all or any substantial part of Golden Minerals’ property or assets (including, for this purpose, the property or assets of any subsidiary of Golden Minerals) in a single transaction or a series of related transactions or (b) a merger or consolidation to which Golden Minerals is a party, except any merger or consolidation involving Golden Minerals in which the shares of capital stock of Golden Minerals outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

The foregoing summary of the Organizational Documents is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws, copies of which are filed as Exhibits 3.1 and 3.2 hereto, respectively and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(b)                                Pro forma financial information

Unaudited condensed consolidated pro forma financial statements of Apex Silver for the year ended December 31, 2008 are included as Exhibit 99.1 to this Current Report on Form 8-K.

(d)                                  Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Golden Minerals Company

3.2	Bylaws of Golden Minerals Company

10.1	Management Services Agreement dated March 24, 2009 by and among Minera San Cristóbal, S.A., Apex Metals Marketing GmbH and Apex Silver Mines Corporation

10.2	Form of Indemnification Agreement

10.3	2009 Equity Incentive Plan

10.4	Form of Change of Control Agreement

99.1	Pro forma financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 30, 2009

Golden Minerals Company

By:	/s/ Robert P. Vogels
Name: Robert P. Vogels
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Golden Minerals Company

3.2	Bylaws of Golden Minerals Company

10.1	Management Services Agreement dated March 24, 2009 by and among Minera San Cristóbal, S.A., Apex Metals Marketing GmbH and Apex Silver Mines Corporation

10.2	Form of Indemnification Agreement

10.3	2009 Equity Incentive Plan

10.4	Form of Change of Control Agreement

99.1	Pro forma financial information